Exhibit 23.1

PLS CPA, A Professional Corp.
t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111t
t TELEPHONE (858) 722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

February 26, 2013

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10-Q of Naturewell, Incorporated of our report dated on February 26, 2013, with respect to the unaudited interim financial statements of Naturewell, Incorporated, included in Form 10-Q for the period ended March 31, 2012.

Very truly yours,

/s/  PLS CPA
PLS CPA, A Professional Corp.

February 26, 2013
San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board